UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

EMERGE ENERGY SERVICES LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Clearfork Main Street, Suite 400

Fort Worth, Texas 76109

(Address of principal executive offices, including zip code)

(817) 618-4020

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EMESZ	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed on July 15, 2019 (the “Petition Date”), Emerge Energy Services LP (the “Partnership”), along with its general partner Emerge Energy Services GP, LLC (the “Old General Partner”) and certain of the Partnership’s subsidiaries (the “Emerge LP Subsidiaries” and together with the Partnership, the “Debtors”), filed voluntary petitions for relief (the cases commenced thereby and jointly administered under case number 19-11563, the “Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On December 10, 2019, the Partnership filed with the Bankruptcy Court the proposed Second Amended Joint Plan of Reorganization for Emerge Energy Services LP and Its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, dated December 10, 2019, as described below (as amended, modified or supplemented from time to time, the “Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

On December 18, 2019, the Bankruptcy Court entered an order, Docket No. 682 (the “Confirmation Order”), confirming and approving the Plan. On December 20, 2019 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied or waived and the Partnership emerged from Chapter 11. The Partnership filed a notice of the Effective Date of the Plan with the Bankruptcy Court on December 20, 2019 Docket No. 733 (the “Notice of Effective Date”). A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Exit Facility Credit Agreement

In connection with the Plan, on the Effective Date the Debtors entered into a senior secured asset-based revolving credit and security agreement (the “Exit Facility”) with HPS Investment Partners, LLC, as administrative agent and collateral agent (the “Exit Administrative Agent”) and the financial institutions from time to time party thereto.

The Exit Facility is in an amount of up to $100 million, a portion of which was borrowed on the Effective Date to pay off the outstanding loans under the DIP Credit Agreement (as defined below). Availability under the Exit Facility is limited by a borrowing base, calculated based on the Debtors’ eligible accounts receivable and eligible inventory, less reserves. The Exit Facility also includes a subfacility in an amount to be agreed for the issuance of letters of credit. Interest on the Exit Facility will accrue at a rate per year equal to the LIBOR rate (with a floor of 1.00%) plus 5.50% or alternate base rate plus 4.50%.

The Exit Facility contains various covenants and restrictive provisions and also requires maintenance of certain financial covenants as follows:

•                  for the fiscal quarter ending June 30, 2020, a fixed charge coverage ratio of not less than 0.90 to 1.00; and commencing with the fiscal quarter ending September 30, 2020 and thereafter, a fixed charge coverage ratio of not less than 1.15 to 1.00; and

•                  commencing with the fiscal quarter ending June 30, 2020, a total leverage ratio of not more than 6.00 to 1.00, with various steps downs over the life of the facility to 2.50 to 1.00.

The Debtors are required to pay fees in relation to the Exit Facility, including the following:

•                  Unused Commitment Fee: 0.375% per annum on the amount by which availability exceeds the average daily unpaid balance for each day of such quarter; and

•                  Agent Fees: separately agreed upon between the Debtors and the Exit Administrative Agent;

The Exit Facility will mature on the third anniversary of its effective date.

Proceeds of the Exit Facility can be used by the Debtors to, among other things,  make capital expenditures, to fund the Debtors’ general business purposes, including working capital requirements and to pay certain fees and expenses related to the consummation of the Exit Facility and the Plan, in each case subject to certain limitations provided in the Exit Facility.

The foregoing description of the Exit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Exit Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Partnership issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

DIP Credit Agreement

On the Effective Date, the senior secured priming and superpriority debtor-in-possession credit and security agreement (the “DIP Credit Agreement”) the Partnership previously entered into with the Emerge LP Subsidiaries party thereto, HPS Investment Partners, LLC, as administrative agent, and the lenders party thereto was paid in full and terminated.

Senior Notes and Credit Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under each of the following debt instruments were cancelled and the applicable agreements governing such obligations were terminated.

•                  Second Amended and Restated Revolving Credit and Security Agreement, dated as of January 5, 2018, by and among the Partnership, the Emerge LP Subsidiaries party thereto, the Prepetition Credit Agreement Agent and the Prepetition Credit Agreement Lenders, as amended, supplemented, or modified from time to time prior to the Petition Date;

•                  Senior Secured Notes due 2023, issued under that certain Second Lien Note Purchase Agreement, dated as of January 5, 2018, by and among the Partnership, the Emerge LP Subsidiaries party thereto, the Prepetition Notes Agent and the Prepetition Noteholders (each as defined therein), as amended, supplemented or modified from time to time prior to the Petition Date;

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 above relating to the Exit Facility is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

Pursuant to the Plan and following the cancellation of the Partnership’s outstanding common units, on the Effective Date the Partnership issued 123,941,380 New Limited Partner Interests and 135,000,000 Preferred Interests for the benefit of (a) holders of claims under the Partnership’s Prepetition Credit Agreement in full satisfaction of their allowed prepetition claims, and (b) the holders of claims under the Partnership’s Prepetition Notes in partial satisfaction of their allowed prepetition claims. The issuance of the New Limited Partner Interests and the Preferred Interests were exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

On the Effective Date, all previously issued and outstanding equity interests in the Partnership were cancelled, the general partner interest in the Partnership held by the Old General Partner was cancelled and EES GP, LLC, the new general partner of the Partnership (the “New General Partner”), was admitted as the new general partner of the Partnership. The Partnership issued the New Limited Partner Interests and the Preferred Interests and the New General Partner issued the New Emerge GP Equity Interests pursuant to the terms of the Plan and/or the Amended/New Organizational Documents (as set forth in the Plan). For further information, see items 1.01, 1.02, 3.02 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference, and the Limited Liability Company Agreement and the Certificate of Formation of the New General Partner, which are filed as Exhibits 3.2 and 3.3 hereto, respectively.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of December 20, 2019, the New General Partner, executed the Second Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”) for the purpose of authorizing the issuance of preferred units representing limited partner interests in the Partnership (the “Preferred Interests”).

Pursuant to the Partnership Agreement, holders of the Preferred Interests will receive annual distributions of 12% in cash, paid quarterly. The Preferred Interests rank senior to the Common Units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Preferred Interests have no stated maturity and are not subject to mandatory redemption or nay sinking fund and will remain outstanding indefinitely unless redeemed by the Partnership. The Preferred Interests may be redeemed by the Partnership at any time after December 20, 2024.

The Preferred Interests are not convertible and have no voting rights.

The description of the Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein. The information regarding the Preferred Interests set forth in items 1.03 and 3.03 hereof is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

A summary of the Plan was previously filed by the Partnership in the Current Report on Form 8-K filed on December 26, 2019. By consent of the holders of relevant claims, certain of the Plan consideration described therein was distributed as follows:

•                  Holders of claims under the Partnership’s DIP Credit Agreement received payment in full in cash on the Effective Date; and

•                  Holders of claims under the Partnership’s Prepetition Credit Agreement received Preferred Interests sufficient to repay in full all claims under the Partnership’s Prepetition Credit Agreement on the Effective Date.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order, including as modified by consent as described in the preceding paragraph, is in full satisfaction of all claims against and interests in the Partnership, which were discharged on the Effective Date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Emerge Energy Services LP, dated as of December 20, 2019
3.2	Limited Liability Company Agreement of EES GP, LLC, dated as of December 20, 2019
3.3	Certificate of Formation of EES GP, LLC, dated as of December 18, 2019
10.1

Revolving Credit and Security Agreement, by and among Emerge Energy Services LP, as Parent Guarantor, Emerge Energy Services Operating LLC, Superior Silica Sands LLC and Emerge Energy Services Finance Corporation, as Borrowers, HPS Investment Partners, LLC, as Administrative Agent and Collateral Agent and the Lenders party thereto, dated as of December 20, 2019

99.1	Notice of Effective Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP
	By:	EES GP, LLC, its general partner

Date: December 30, 2019
	By:	/s/ Rick Shearer
Rick Shearer
Chief Executive Officer